                                                                     EXHIBIT a.6

                        BROWNING-FERRIS INDUSTRIES, INC.

                           OFFER TO PURCHASE FOR CASH
                  UP TO 15,000,000 SHARES OF ITS COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 1, 1997, UNLESS THE OFFER IS EXTENDED

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated September 4, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") setting forth an offer by Browning-Ferris Industries, Inc., a Delaware corporation (the "Company"), to purchase up to 15,000,000 shares of its Common Stock, par value $.16 2/3 per share (the "Shares") (including the associated preferred stock purchase rights issued pursuant to the Rights Agreement, dated as of June 1, 1988, as amended, between the Company and First Chicago Trust Company of New York, as the Rights Agent), at prices not greater than $39.00 nor less than $34.00 per Share, net to the seller in cash, specified by tendering stockholders, upon the terms and subject to the conditions of the Offer. The Company will determine a single per Share price (not greater than $39.00 nor less than $34.00 per Share) that it will pay for the Shares validly tendered pursuant to the Offer and not withdrawn (the "Purchase Price"), taking into account the number of Shares so tendered and the prices specified by tendering stockholders. The Company will select the Purchase Price that will enable it to purchase 15,000,000 Shares (or such lesser number of Shares as are validly tendered at prices not greater than $39.00 nor less than $34.00 per Share) pursuant to the Offer. The Company will purchase all Shares validly tendered at prices at or below the Purchase Price and not withdrawn, upon the terms and subject to the conditions of the Offer, including the provisions thereof relating to proration and conditional tenders.

     We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

     Your attention is invited to the following:

          (1) You may tender Shares at either the price determined by you (in multiples of $.125), not greater than $39.00 nor less than $34.00 per Share, or the price determined by "Dutch Auction" as indicated in the attached instruction form, net to you in cash. You should mark the box entitled, "Shares Tendered at Price Determined by Dutch Auction" if you are willing to accept the Purchase Price resulting from the Dutch Auction tender process. This could result in your receiving the minimum price of $34.00 per Share.

          (2) The Offer is for up to 15,000,000 Shares, constituting approximately 7.3% of the total Shares outstanding as of September 2, 1997. Although it has no present intention of so doing, the Company reserves the right to purchase more than 15,000,000 Shares pursuant to the Offer. The Offer is not conditioned upon any minimum number of Shares being tendered.

          (3) The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, October 1, 1997, unless the Offer is extended. Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf. If you would like to withdraw your Shares that we have tendered, you can withdraw them so long as the Offer remains open or any time after the expiration of forty business days from the commencement of the Offer if they have not been accepted for payment.

          (4) As described in the Offer to Purchase, if more than 15,000,000 Shares have been validly tendered at or below the Purchase Price and not withdrawn on or prior to the Expiration Date, as defined in Section 1 of the Offer to Purchase, the Company will purchase Shares in the following order of priority:

             (a) all Shares validly tendered at or below the Purchase Price and not withdrawn on or prior to the Expiration Date by any stockholder who owned beneficially an aggregate of fewer than 100 Shares (including any Shares held in the Dividend Reinvestment Plan (the "Reinvestment Plan")) as of the close of business on September 3, 1997 and who validly tenders all of such Shares (partial tenders will not qualify for this preference) and completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery; and

             (b) after purchase of all the foregoing Shares, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, all other Shares validly tendered at or below the Purchase Price and not withdrawn on or prior to the Expiration Date on a pro rata basis, if necessary (with appropriate adjustments to avoid purchases of fractional Shares, other than Shares held in the Reinvestment Plan). See
        Section 1 of the Offer to Purchase for a discussion of proration.

          (5) Any stock transfer taxes applicable to the sale of Shares to the Company pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

          (6) If you owned beneficially an aggregate of fewer than 100 Shares (including Shares held in the Reinvestment Plan) as of the close of business on September 3, 1997 and you instruct us to tender at or below the Purchase Price on your behalf all such Shares on or prior to the Expiration Date and check the box captioned "Odd Lots" in the instruction form, all such Shares will be accepted for purchase before proration, if any, of the purchase of other tendered Shares.

          (7) On September 3, 1997, the Board of Directors of the Company declared a dividend of $.19 per Share payable on October 6, 1997, to stockholders of record on September 19, 1997. The dividend will be paid to such stockholders of record regardless of whether or when they tender Shares pursuant to the Offer.

     NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER ALL OR ANY SHARES. STOCKHOLDERS MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. THE COMPANY HAS BEEN ADVISED THAT NO DIRECTOR OR EXECUTIVE OFFICER INTENDS TO TENDER SHARES PURSUANT TO THE OFFER.

     If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the expiration of the Offer.

     A tendering stockholder may condition the tender of Shares upon the purchase by the Company of a specified minimum number of Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless such specified minimum is purchased by the Company pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal, none of the Shares tendered by the stockholder will be purchased. If you wish us to condition your tender upon the purchase of a specified minimum number of Shares, please complete the box entitled "Conditional Tender" on the instruction form. It is the tendering stockholder's responsibility to calculate such minimum number of Shares, and you are urged to consult your own tax advisor.

     The Offer is being made to all holders of Shares. The Company is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer, the Company will make a good faith effort to comply with such statute. If, after such good faith effort, the Company cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in such state. In those jurisdictions whose securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Company by Morgan Stanley & Co. Incorporated, as the Dealer Manager, or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

                                  INSTRUCTIONS
                   WITH RESPECT TO OFFER TO PURCHASE FOR CASH
                    UP TO 15,000,000 SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

                                       OF

                        BROWNING-FERRIS INDUSTRIES, INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 4, 1997, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the Offer by Browning-Ferris Industries, Inc., a Delaware corporation (the "Company"), to purchase up to 15,000,000 shares of its Common Stock, par value $.16 2/3 per share (the "Shares") (including the associated preferred stock purchase rights), at prices not greater than $39.00 nor less than $34.00 per Share, net to the undersigned in cash, specified by the undersigned.

     This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, at the price per Share indicated below, upon the terms and subject to the conditions of the Offer.

                               CONDITIONAL TENDER

    By completing this box, the undersigned conditions the tender authorized hereby on the following minimum number of Shares being purchased if any are purchased.

                               ---------- Shares

Unless this box is completed, the tender authorized hereby will be made unconditionally.
--------------------------------------------------------------------------------

                          PRICE (IN DOLLARS) PER SHARE
                      AT WHICH SHARES ARE BEING TENDERED.
              CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED,
         OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF SHARES.
--------------------------------------------------------------------------------

              SHARES TENDERED AT PRICE DETERMINED BY DUTCH AUCTION

[ ] The undersigned wants to maximize the chance of having Browning-Ferris Industries, Inc. purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the Purchase Price resulting from the Dutch auction tender process. This action will result in receiving a price per Share of as low as $34.00 or as high as $39.00.

                       --------------------------------- OR
                         ---------------------------------

                SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

     By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the Purchase Price for the Shares is less than the price checked. A stockholder who desires to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price.

     Price (in dollars) per Share at which Shares are being tendered:

      [ ] $34.00        [ ] $35.00        [ ] $36.00        [ ] $37.00        [ ] $38.00        [ ] $39.00
      [ ] $34.125       [ ] $35.125       [ ] $36.125       [ ] $37.125       [ ] $38.125
      [ ] $34.25        [ ] $35.25        [ ] $36.25        [ ] $37.25        [ ] $38.25
      [ ] $34.375       [ ] $35.375       [ ] $36.375       [ ] $37.375       [ ] $38.375
      [ ] $34.50        [ ] $35.50        [ ] $36.50        [ ] $37.50        [ ] $38.50
      [ ] $34.625       [ ] $35.625       [ ] $36.625       [ ] $37.625       [ ] $38.625
      [ ] $34.75        [ ] $35.75        [ ] $36.75        [ ] $37.75        [ ] $38.75
      [ ] $34.875       [ ] $35.875       [ ] $36.875       [ ] $37.875       [ ] $38.875

                                    ODD LOTS

[ ] By checking this box, the undersigned represents the undersigned owned beneficially an aggregate of fewer than 100 Shares (including Shares held in the Reinvestment Plan as of the close of business on September 3, 1997 and is tendering all of such Shares.
--------------------------------------------------------------------------------

Number of Shares to be                SIGN HERE
Tendered:                             ------------------------------------------------------------
------------ Shares*                  Signature(s)
Dated: ------------ , 1997            Name
                                      ------------------------------------------------------------
                                      Address
                                      ============================================================
                                      ------------------------------------------------------------
                                      Social Security or Taxpayer ID No.
---------------

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.